CUSIP No. 418100103	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of common stock of HashiCorp, Inc.

Dated: February 14, 2023

REDPOINT OMEGA II, L.P.
By	its General Partner, Redpoint Omega II, LLC

By:
Scott Raney
Managing Director

REDPOINT OMEGA ASSOCIATES II, LLC

By:
Scott Raney
Managing Director

REDPOINT OMEGA II, LLC

By:
Scott Raney
Managing Director

REDPOINT OMEGA III, L.P.
By its General Partner, Redpoint Omega III, LLC

By:
Scott Raney
Managing Director

REDPOINT OMEGA ASSOCIATES III, LLC

By:
Scott Raney
Managing Director

REDPOINT OMEGA III, LLC

By:
Scott Raney
Managing Director

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